UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2020

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Adoption of Director Compensation Policy

On December 8, 2020, the compensation committee of the board of directors of the Company (the “Board”) approved the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”) to become effective as of December 8, 2020. The Director Compensation Policy provides for cash and equity compensation to be paid to non-employee members of the Board. Under the Director Compensation Policy, each non-employee director will be eligible to receive an annual cash retainer (the “Cash Retainer”) and an annual equity-based retainer (the “Equity Retainer”), payable 50% in restricted stock units of the Company (“Director RSUs”) and 50% in options to purchase Company common stock (“Director Options”). Members of the audit committee and any committee chairs are eligible to receive an additional retainer equal to $50,000, payable in Director Options. All members of the Board will be reimbursed for their costs and expenses in attending Board meetings.

The Cash Retainer is equal to $25,000 and will be paid beginning in calendar year 2021, in equal quarterly installments, in arrears, following the end of the calendar quarter in which the service occurred.

The Equity Retainer is equal to $150,000, with the initial Equity Retainer granted to existing non-employee members of the Board as of December 8, 2020. Future Equity Retainers will generally be granted on the second trading day following each annual meeting of the Company’s stockholders. Any individual that becomes a non-employee director for the first time other than by election or appointment at an annual meeting of the Company’s stockholders will be granted an Equity Retainer in connection with the next annual meeting so long as such annual meeting is more than four calendar months from the date such individual becomes a non-employee director.

Director RSUs will be granted pursuant to the Company’s 2020 Incentive Plan (the “Plan”) and an underlying Restricted Stock Unit Award Agreement for directors (an “Director RSU Agreement”), and will vest on the earlier of (x) the first anniversary of the grant date, (y) immediately prior to the date of the next annual shareholders meeting of the Company, or (z) a Change in Control (as defined in the Plan), in each case subject to the director’s continued service on such vesting date. Director RSUs will immediately be settled upon vesting.

Director Options will be granted pursuant to the Plan and an underlying Option Award Agreement for directors (an “Director Option Agreement”), and will vest on the earlier of (x) the first anniversary of the grant date, (y) immediately prior to the date of the next annual shareholders meeting of the Company, or (z) a Change in Control (as defined in the Plan).

The foregoing description of the Director Compensation Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Director Compensation Policy, the Director RSU Agreement and the Director Option Agreement. The Director Compensation Policy, and forms of each of the Director RSU Agreement and the Director Option Agreement, are respectively included as Exhibit 10.14, Exhibit 10.15 and Exhibit 10.16 to this Current Report and are each incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit
Number	Description of Document

10.01	Non-Employee Director Compensation Policy

10.02	Director Form Restricted Stock Unit Award Agreement

10.03	Director Form Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: December 14, 2020	By:	/s/ Sagar Kurada
		Name:	Sagar Kurada
		Title:	Chief Financial Officer

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